Exhibit 99.1

Corning Incorporated
www.corning.com

News Release

FOR RELEASE –– OCTOBER 26, 2012

Corning Announces Cash Tender Offer for up to $75 Million Aggregate

Principal Amount of its Outstanding Debt Securities

and Redemption of Two Series of Outstanding Debt Securities

CORNING, N.Y. — Corning Incorporated (NYSE:GLW) announced today that it has commenced a cash tender offer for up to $75 million aggregate principal amount of specified series of its outstanding debt. The terms and conditions of the tender offer are set forth in an Offer to Purchase dated today. The Company will also redeem $174 million in outstanding debentures.

In the tender offer, the Company is offering to purchase, under certain conditions and subject to certain limits, its 8.875% Debentures due 2021, 8.875% Debentures due 2016 and 6.75% Debentures due 2013 (collectively, the “debentures”), as summarized in the table below:

Title of Security	CUSIP	Principal Amount Outstanding	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread (basis points)	Early Tender Premium(1)
8.875% Debentures due August 15, 2021	219350AC9	$75,000,000	1	1.625% due August 15, 2022	PX1	140 bps	$30
8.875% Debentures due March 15, 2016	219327AE3	$75,000,000	2	0.75% due October 31, 2017	PX1	37.5 bps	$30
6.75% Debentures due September 15, 2013	219350AE5	$100,000,000	3	0.75% due September 15, 2013	PX3	0 bps	$30

(1)	Per $1,000 principal amount of debentures accepted for purchase. An Early Tender Premium will be paid to holders of debentures who tender, and do not validly withdraw, their debentures on or before 5:00 p.m., New York City time, on November 8, 2012, unless extended.

Tendered debentures will be accepted in the order of the Acceptance Priority Levels set forth in the table above, up to an aggregate principal amount of $75,000,000. Under certain circumstances, the Company will accept tendered debentures of one or more of the series on a pro rata basis as further described in the Offer to Purchase. The Company reserves the right, but is not obligated, to increase the maximum aggregate principal amount of the tender offer.

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The tender offer is scheduled to expire at 11:59 p.m., New York City time, on November 26, 2012, unless extended. Holders of debentures subject to the tender offer must validly tender and not validly withdraw their debentures before the Early Tender Date, which is 5:00 p.m., New York City time, on November 8, 2012, unless extended, to be eligible to receive the total consideration as described below. Holders of debentures subject to the tender offer who validly tender their debentures after the Early Tender Date and prior to the expiration date will be eligible to receive the tender consideration, which is the total consideration described below minus the Early Tender Premium applicable to that series of debentures. Holders of debentures subject to the tender offer who tender their debentures before the Early Tender Date may not withdraw their debentures after the Early Tender Date. Holders of debentures subject to the tender offer who tender their debentures after the Early Tender Date may not withdraw their debentures, unless otherwise provided by the Company or as required by law.

The total consideration for each $1,000 principal amount of debentures tendered and accepted for payment pursuant to the tender offer will be determined in the manner described in the Offer to Purchase, dated October 26, 2012, by reference to a fixed spread specified in the table above for each series of the debentures over the yield based on the bid side price of the Reference U.S. Treasury Security specified in the table above, as calculated by J.P. Morgan Securities LLC at 2:00 p.m., New York City time, on November 8, 2012. In addition to the total consideration or the tender consideration, as applicable, accrued interest up to, but not including, the settlement date will be paid in cash on all validly tendered debentures accepted in the tender offer. The settlement date will follow promptly the expiration date and currently is expected to be November 27, 2012.

The tender offer is subject to the satisfaction or waiver of certain conditions set forth in the Offer to Purchase, including, among other things, the consummation by the Company, no later than the expiration date, of financing arrangements satisfactory to it as described in the Offer to Purchase.

Corning has retained J.P. Morgan Securities LLC to serve as Dealer Manager for the tender offer and has retained D.F. King & Co., Inc. to serve as information agent and tender agent for the tender offer.

Requests for documents relating to the tender offer may be directed to D.F. King & Co., Inc. by telephone at (212) 269-5550 or (800) 967-4607 or in writing at 48 Wall Street, 22nd Floor, New York, NY 10005. Questions regarding the tender offer may be directed to J.P. Morgan Securities LLC at (866) 834-4666 (toll free) or (212) 834-4811 (collect).

This press release is not a tender offer to purchase or a solicitation of a tender offer, which may be made only pursuant to the terms of the Offer to Purchase. In any jurisdiction where the laws require the tender offer to be made by a licensed broker or dealer, the tender offer will be deemed made on behalf of Corning Incorporated by J.P Morgan Securities LLC, or one or more registered brokers or dealers under the laws of such jurisdiction.

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The Company will also redeem two series of outstanding debentures in accordance with their terms on November 26, 2012. The two series, described below, would be redeemed at the make-whole amount specified in the table below:

Title of Security	CUSIP	Principal Amount Outstanding	Make-Whole Amount	Redemption Date
5.90% Debentures due March 15, 2014	219350AP0	$100,000,000	Reference Treasury Yield + 35 bps	November 26, 2012
6.20% Debentures due March 15, 2016	219350AN5	$73,648,000	Reference Treasury Yield + 40 bps	November 26, 2012

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This press release is not a notice of redemption of the debentures, which will be given by the trustee under the indenture governing the debentures.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995), which are based on current expectations and assumptions about Corning’s financial results and business operations, that involve substantial risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: the effect of global political, economic and business conditions; conditions in the financial and credit markets; currency fluctuations; tax rates; product demand and industry capacity; competition; reliance on a concentrated customer base; manufacturing efficiencies; cost reductions; availability of critical components and materials; new product commercialization; pricing fluctuations and changes in the mix of sales between premium and non-premium products; new plant start-up or restructuring costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political or financial instability, natural disasters, adverse weather conditions, or major health concerns; adequacy of insurance; equity company activities; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; retention of key personnel; stock price fluctuations; and adverse litigation or regulatory developments. These and other risk factors are detailed in Corning’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

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About Corning Incorporated

Corning Incorporated (www.corning.com) is the world leader in specialty glass and ceramics. Drawing on more than 160 years of materials science and process engineering knowledge, Corning creates and makes keystone components that enable high-technology systems for consumer electronics, mobile emissions control, telecommunications and life sciences. Our products include glass substrates for LCD televisions, computer monitors and laptops; ceramic substrates and filters for mobile emission control systems; optical fiber, cable, hardware & equipment for telecommunications networks; optical biosensors for drug discovery; and other advanced optics and specialty glass solutions for a number of industries including semiconductor, aerospace, defense, astronomy, and metrology.

Media Relations Contact:	Investor Relations Contact:
Daniel F. Collins	Ann H. S. Nicholson
(607) 974-4197	(607) 974-6716
collinsdf@corning.com	nicholsoas@corning.com

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